Exhibit 1


[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  consent  to  the  inclusion  in  Post-Effective   Amendment  No.  1  to  the
Registration Statement of Conseco Variable Insurance Company Separate Account L (the "Account") on Form S-6 (File No. 333-53462) of:

         (1) Our report dated February 15, 2002, on our audits of the financial statements of the Account; and

         (2) Our report dated April 19, 2002, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
   PricewaterhouseCoopers LLP


Indianapolis, Indiana
April 26, 2002